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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. (post effective Amendment No. 1 to Form S-3D, File No. 333-60245) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Premier Bancshares, Inc.


                                        /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
April 16, 1999